UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                    February 21, 2006
Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building 435 Devon Park Drive Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)
610-293-0600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
Approval of Variable Portion of Total 2005 Compensation for Executive Officers
     On February 21, 2006, the Compensation Committee of the Board of Directors approved payment of the variable cash incentive for the eligible executive officers for the 2005 fiscal year under the Registrant’s 2005 Management Incentive Plan (“2005 Plan”). The terms of the 2005 Plan, including the corporate objectives established by the Compensation Committee, were described in, and the 2005 Plan was filed as an exhibit to, the Registrant’s Current Report on Form 8-K filed on April 29, 2005.
     In addition to its review of the quantitative achievement of the corporate objectives under the 2005 Plan, the Compensation Committee considered the qualitative performance of the Registrant and management as part of the determination of incentive payments as well as the achievement of the individual objectives by each participant. The key accomplishments during 2005 that the Compensation Committee considered in its determination included the addition and promotion of key executive officers in August and September 2005, as well as new hires made to supplement the Registrant’s deal sourcing, marketing and support capabilities; the adoption by the newly-enhanced management team of strategic objectives, including repositioning the Registrant from an operating company to a holding company; the acquisition of Acsis for approximately $26 million in December 2005; the sale of substantially all of the Registrant’s interests in eight TL Ventures and EnerTech Capital Partners private equity funds for approximately $24 million in cash and the buyers’ assumption of approximately $9 million of Registrant’s unfunded capital commitments; the December 2005 sale by Laureate Pharma of its Totowa, New Jersey operations to Discovery Laboratories for $16 million in cash; the support of Clarient’s growth plans by purchasing $9 million of the $15 million of common stock offered by Clarient in a private placement financing, providing strategic, analytical and administrative support in July 2005 in connection with Clarient’s obtaining a five-year exclusive distribution agreement with Dako A/S, and providing essential project management support during the selection, negotiation, build-out and move-in phases of Clarient’s transition to a new integrated facility; and the support of the capital needs of Traffic.com (in advance of its initial public offering, which was completed in January 2006); Ventaira Pharmaceuticals and NexTone Communications, by providing an aggregate of $4.1 million in equity financing.
     The Compensation Committee approved the payment of 2005 cash incentives for each eligible executive officer in the amounts stated below:

		2005 Variable
Name of Officer	Position	Compensation
Christopher J. Davis	Executive Vice President and Chief Administrative & Financial Officer	$287,500
John A. Loftus	Executive Vice President and Managing Director, Information Technology	$195,000
Steven J. Feder	Senior Vice President and General Counsel	$142,500
     Peter J. Boni, who joined the Registrant in August 2005 as President and Chief Executive Officer, and James A. Datin, who joined the Registrant in September 2005 as Executive Vice President and Managing Director, Life Sciences, each received on his respective hire date a guaranteed pro rata portion of his respective target incentive for 2005 based upon start date, 100% of which (net of standard deductions) was used by each of them to purchase Registrant’s stock in orderly open market purchases.
     The Employment Transition and Retirement Agreement entered into with Anthony L. Craig, Registrant’s former Chief Executive Officer, (which was filed as an exhibit to the Registrant’s Form 8-K on April 15, 2005) sets forth the basis for the determination of the amount of variable cash incentive payable to Mr. Craig for 2005, which was based on the 2005 Plan (as described above) with a declining minimum payment based upon the date of his transition in August 2005. Pursuant to the terms of that agreement, on February 21, 2006, the Compensation Committee approved a payment to Mr. Craig of $366,386.

Adoption of 2006 Management Incentive Plan
     On February 21, 2006, the Compensation Committee of the Board of Directors of the Registrant adopted the 2006 Management Incentive Plan (the “2006 Plan”) to provide short-term cash incentives for the Registrant’s executive officers and certain other employees. The 2006 Plan provides the short-term, variable, at-risk component of the Registrant’s overall compensation program, which also includes base salary, long-term equity participation, and fringe benefits. The 2006 Plan is intended to assist the Registrant in attracting, retaining and motivating highly qualified and experienced managers. The 2006 Plan rewards corporate and individual performance with a goal of helping to align the total compensation of the participants with the interests of the Registrant’s shareholders.
     Under the 2006 Plan, variable cash incentives, if any, will be paid based on the achievement of specified corporate and individual objectives. The variable cash incentive component of each participant’s total compensation is based on a target amount. The Compensation Committee confirmed the following target variable cash incentives for 2006 for the Registrant’s executive officers (in accordance with the terms of their respective agreements with the Registrant):

Name	Target Variable Cash Incentive
Peter J. Boni	$600,000
James A. Datin	$375,000
Christopher J. Davis	$325,000
John A. Loftus	$275,000
Steven J. Feder	$175,000
     There is no mandatory minimum award payable under the 2006 Plan. The actual cash incentive paid to a participant in the 2006 Plan may be adjusted based upon the achievement of corporate and individual objectives and will be measured on a sliding scale basis (e.g. 50% achievement would result in payment of 50% of target incentives, 100% achievement would result in payment of 100% of target incentives and 150% achievement would result in payment of 150% of target incentives). Payments earned in the 2006 Plan will be paid on or before March 15, 2007.
     The Compensation Committee administers the 2006 Plan. On February 21, 2006, the Compensation Committee also approved the corporate objectives for the 2006 Plan. The quantitative corporate objectives focus on achieving specified levels of deployment of capital in acquisitions of new partner companies and/or funding to support acquisitions or other similar strategic opportunities for existing partner companies; capital generation through asset sales; and specified measures of partner company performance such as revenue or EBITDA improvement. The 2006 Plan also requires the Compensation Committee to subjectively evaluate the overall performance of the Registrant and its corporate staff. Factors which the Compensation Committee anticipates considering in this evaluation include, without limitation, development and execution of strategic positioning, reigniting deal sourcing efforts, augmenting the organization internally and externally, facilitating growth of partner companies and management of core corporate functions, such as financial reporting and other compliance responsibilities. In addition, individual objectives have been established for each participant and vary depending upon each participant’s roles and responsibilities.
     The 2006 Plan is filed with this Current Report on Form 8-K as Exhibit 99.1. The foregoing description is subject to, and qualified in its entirety by, the 2006 Plan, which is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits
(c)	Exhibits.
99.1	2006 Management Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: February 24, 2006	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel

Exhibit Index
99.1	2006 Management Incentive Plan